MASTERBRAND INDUSTRIES, INC.
                          HOURLY EMPLOYEE SAVINGS PLAN


                        (Effective as of August 1, 1995)













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                               TABLE OF CONTENTS

ARTICLE               DESCRIPTION                                     PAGE

       I              DEFINITIONS  ................................

      II              PARTICIPATION  ..............................

                      2.01 Eligibility  ...........................
                      2.02 Enrollment  ............................
                      2.03 Continued Participation  ...............
                      2.04 Change in Status  ......................
                      2.05 Reemployment  ..........................

     III              PARTICIPANT CONTRIBUTIONS  ..................

                      3.01 Elective Contributions  ................
                      3.02 Supplemental Contributions  ............
                      3.03 Changes in Rate of Contributions  ......
                      3.04 Suspension of Contributions  ...........

      IV              EMPLOYER CONTRIBUTIONS  .....................

                      4.01 Matching Contributions  ................
                      4.02 Payment of Contributions  ..............
                      4.03 Annual Additions Limitations  ..........
                      4.04 Contribution Percentages  ..............
                      4.05 Excess Elective Contributions  .........
                      4.06 Excess Matching/Participant
                             Contributions  .......................
                      4.07 Alternate Percentage Test ..............

       V              PARTICIPATING INTERESTS  ....................

                      5.01 Separate Accounts  .....................
                      5.02 Adjustment of Participating Accounts....
                      5.03 Accounting Entries  ....................
                      5.04 Required Information  ..................
                      5.05 Transfer of Assets to or from
                              Another Plan  .......................

      VI              PAYMENT OF BENEFITS  ........................

                      6.01 Vested Interest  .......................
                      6.02 Manner and Time of Payment  ............
                      6.03 Forfeitures  ...........................
                      6.04 In Service Withdrawals  ................
                      6.05 Delayed Distributions  .................
                      6.06 Information Required of Distributees  ..
                      6.07 Missing Distributees  ..................
                      6.08 Break in Service  ......................
                      6.09 Direct Rollover Provision  .............

     VII              BENEFICIARIES  .............................

                      7.01 Designation of Beneficiaries  .........
                      7.02 Conclusive Presumption  ...............

    VIII              LOANS  .....................................

                      8.01 Availability  .........................
                      8.02 Maximum Amount  .......................
                      8.03 Promissory Note  ......................
                      8.04 Repayment  ............................
                      8.05 Reduction of Account Balance  .........

      IX              INVESTMENT PROVISIONS  .....................

                      9.01 Trust and Trust Agreement .............
                      9.02 Investment Funds  .....................
                      9.03 Investment Elections  .................
                      9.04 Matching Contributions  ...............
                      9.05 Administration of American
                              Stock Fund  ........................
                      9.06 Voting of Shares in American
                              Stock Fund  ........................
                      9.07 Tendering of Shares in American
                              Stock Fund  ........................
                      9.08 Exercise of Certain Rights Held
                              in American Stock Fund  ............

       X              ADMINISTRATION  ............................

                      10.01 Fiduciaries  .........................
                      10.02 Claims Procedure  ....................
                      10.03 ERISA Compliance  ....................
                      10.04 Fiduciary Powers  ....................
                      10.05 Administrative Rules  ................
                      10.06 Committee Procedures  ................
                      10.07 Plan Expenses  .......................

      XI              AMENDMENTS AND TERMINATION  ................

                      11.01 Reserved Powers  .....................
                      11.02 Vesting on Plan Termination  .........
                      11.03 Plan Merger  .........................
                      11.04 Successor Employer  ..................

     XII             MISCELLANEOUS .............................

                      12.01 Interest Non-Transferable  ...........
                      12.02 Action by Participating Employers  ...
                      12.03 Exclusive Benefit  ...................
                      12.04 Gender and Number  ...................
                      12.05 Right to Discharge  ..................
                      12.06 Absence of Guaranty  .................
                      12.07 Headings  ............................

     XIII            TOP-HEAVY RULES  ............................

                      13.01 Top-Heavy Determination  ..............
                      13.02 Minimum Contributions  ................
                      13.03 Special Annual Additions Limitation  ..

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                          MASTERBRAND INDUSRIES, INC.
                          HOURLY EMPLOYEE SAVINGS PLAN


          The MasterBrand Industries, Inc. Hourly Employee Savings Plan is established as of the Effective Date for eligible Employees of Moen Incorporated, Waterloo Industries, Inc., Aristokraft, Inc. and Master Lock Company on and after the Effective Date. This Plan constitutes a restatement and merger of the Moen Incorporated Employee Savings Plan and the Waterloo Industries, Inc. Employee Savings Plan for Production and Maintenance Employees and constitutes a continuation of each such Plan (the "Prior Plan").



                                   ARTICLE I

                                  DEFINITIONS


          1.01. The following words and phrases shall have the respective meanings stated below unless a different meaning is plainly required by the context:

          (a) "Account" means the separate  account  maintained  under Paragraph
5.01 to record a Participant's interest under the Plan.

          (b) "American" means American Brands, Inc., a Delaware corporation, its successors and assigns.

          (c) "American Common Stock" means the common stock of American as now constituted and any other common stock into which it may be re-classified.

          (d) "Authorized Leave of Absence" means an absence authorized or recognized by an Employer under its standard personnel practices.

          (e) "Break in Service" means a 60-consecutive month or longer period, commencing on an Employee's Severance Date, during which he is not credited with an Hour of Service for the performance of duties. Notwithstanding the foregoing, any such period of 12 consecutive months ending before January 1, 1985 shall constitute a Break in Service.

          (f) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

          (h)  "Company"  means   MasterBrand   Industries,   Inc.,  a  Delaware
corporation, and any successors to all or substantially all its business.

          (i) "Compensation" means the basic salary or wages, overtime, shift premiums, commissions and bonuses paid by a Participating Employer to a Covered Employee for personal services, and other amounts includible in the Covered Employee's gross income on account of such services, including his Elective Contributions under this Plan or amounts elected to be contributed under a program established pursuant to Section 125 of the Code but limited to $150,000 annually for Plan Years commencing on or after January 1, 1994 (adjusted for increases in the cost-of-living pursuant to Section 401(a)(17) of the Code or regulations of the Internal Revenue Service).

For purposes of Paragraphs 4.03 and 13.01, "Compensation" means a Participant's earned income, wages, salaries, and fees for professional service and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), but limited to $150,000 annually for Plan Years commencing on or after January 1, 1994 (adjusted for increases in the cost-of-living pursuant to Section 401(a)(17) of the Code or regulations of the Internal Revenue Service) and excluding the following:

                  (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible by the Employee under Code Section 219(b)(7), or any distributions from a plan of deferred compensation whether or not includible in the gross income of the Employee when distributed;

                  (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (iii) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

                  (iv) other amounts which receive special tax benefits, or contributions made by an employer (whether or not under a salary reduction agreement) towards the purchase of a Code Section 403(b) annuity contract (whether or not the contributions are excludible from the gross income of the Employee).

          (j) "Covered Employee" means an Employee who is a member of a group of Employees to which the Plan has been and continues to be extended by the Company or a Participating Employer, including (i) Employees of Moen Incorporated employed in non-supervisory production or distribution positions, (ii) Employees of Waterloo Industries, Inc. employed in the Pocahontas, Arkansas, Sedalia, Missouri or Muskogee, Oklahoma Plant of Waterloo Industries, Inc. in production or maintenance positions, (iii) hourly-paid Employees of Aristokraft, Inc. employed in the Littlestown, Pennsylvania or Crossville, Tennessee locations or distribution centers of Aristokraft, Inc. and (iv) hourly-paid Employees of Master Lock Company employed in the Auburn, Alabama location of Master Lock Company. The term "Covered Employee" does not include an Employee covered under a collective bargaining agreement with an Employer which fails to provide for his inclusion under this Plan, or an Employee employed at an operating unit acquired or created by a Participating Employer unless, and until, the Plan is extended to Employees at such unit.

          (k) "Effective Date" means January 1, 1994.

          (l) "Elective Contributions" means contributions authorized by a Participant under Paragraph 3.01.

          (m) "Eligible Compensation" means Compensation excluding any (i) severance pay whether paid before or after Severance Date, (ii) amounts deferred under a plan of an Employer until such amounts are paid, (iii) amounts paid under any long-term incentive plan, (iv) tax protection payments or foreign service overbase allowances or premiums, (v) reimbursement for expenses incurred or to be incurred, (vi) non-cash remuneration such as taxable amounts for life insurance coverage or use of an automobile or stock options or awards, (vii) remuneration paid in currency other than U.S. dollars, or (viii) relocation allowances, sign-on bonuses and other non-recurring payments.

          (n) "Employee" means any individual who, on or after the Effective Date, is employed by an Employer and is receiving remuneration for personal services rendered to an Employer, but not including an independent contractor.

          (o) "Employer" means, individually, (i) the Company, (ii) a corporation which is a member of a controlled group of corporations with the Company within the meaning of Section 414(b) of the Code, (iii) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with the Company within the meaning of Section 414(c) of the Code, or (iv) a member of an affiliated service group with the Company within the meaning of Section 414(m) of the Code.

          (p) "Entry Date" means, with respect to each Covered Employee, the date as of which the Plan is extended to the group of Employees of which he is a member and the first day of each subsequent month.

          (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a section of ERISA shall include any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

          (r) "Family Member" means an Employee's or a former Employee's spouse and lineal ascendants and descendants and the spouses of those lineal ascendants and descendants. Legal adoptions shall be taken into account in determining whether an individual is a Family Member.

          (s) "Fiduciaries" means the Company, the Board of Directors of the Company and the board of directors of any other Participating Employer, the Board of Directors of American Brands, Inc., the Executive Committee of the
Board of Directors of American Brands, Inc., the Retirement Committee, the Trusts Investment Committee of American Brands, Inc. and the Trustee, but only with respect to the specific responsibilities of each as described in Article X. The term "Fiduciaries" also includes any Participant, former Participant or beneficiary, but only to the extent such Participant, former Participant or beneficiary is acting as a named fiduciary (within the meaning of Section 403(a)(1) of ERISA) with respect to the exercise of voting rights of shares of American Common Stock held in the American Stock Fund or the tender, deposit, sale, exchange or transfer of such shares (and any rights within the meaning of Paragraph 9.08(a)) as provided in Paragraph 9.06 or 9.07 or with respect to the sale, exercise or retention of any such rights held in the American Stock Fund as provided in Paragraph 9.08.

          (t) "Highly Compensated Employee" means for a Plan Year an Employee who during the Plan Year (to the extent required by Code Section 414(q)) or the preceding Plan Year: (i) was at any time a 5-percent owner of an Employer as defined in Code Section 416; (ii) received compensation in excess of $75,000;
(iii) received compensation in excess of $50,000 and was in the top 20% of Employees when ranked on the basis of compensation for that Plan Year; or (iv) was at any time an officer and received compensation in excess of 50% of the Code Section 415(b)(1)(A) limitation in effect for that Plan Year. The dollar thresholds in clauses (ii) and (iii) in the preceding sentence shall be adjusted annually at the same time and in the same manner as under Section 415(d) of the Code. A former Highly Compensated Employee shall continue to be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he separated from service at any time after age 55. The determination of whether an Employee or former Employee is a Highly Compensated Employee shall be made with reference to the rules in Code Section 414(q) and the applicable regulations. For purposes of this paragraph, the term "compensation" shall mean "compensation" as determined in accordance with Code Section 415(c)(3) from the Employers, but shall include Elective Contributions and any salary reduction contributions to a cafeteria plan under Code Section 125.

          (u) "Hours of Service" means (i) each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer for the performance of duties; (ii) each hour for which a person is directly or indirectly paid or entitled to payment by an Employer (directly or through a trust fund or insurance plan to which the Employer contributes) for reasons other than for the performance of duties, determined in accordance with Department of Labor Regulations Section 2530.200b-2(b); (iii) an hour, credited at the rate of a customary full work week for an Employee, during an Authorized Leave of Absence, provided, however, that the Employee returns to the service of the Employer (A) from military service within such period as his reemployment rights are protected by law, or (B) from any other Authorized Leave of Absence within the period authorized by the Employer; and (iv) each hour not credited under clause (i), (ii) or (iii) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer. An Employee for whom detailed records are not available shall be credited with 45 Hours or Service for each week in which he is entitled to be credited with one Hour of Service under the foregoing.

          Notwithstanding the foregoing, no more than 501 Hours of Service shall be credited under clause (ii) or (iii) for any continuous period of absence if the person is not entitled to credit under clause (iv). Hours of Service credited under clause (i) shall be credited for the computation periods in which the duties are performed; Hours of Service credited under clause (ii) for the computation periods in which no duties are performed occur; Hours of Service credited under clause (iii) for the computation period(s) within which the leave of absence occurs; and Hours of Service credited under clause (iv) for the computation period(s) to which the award or agreement pertains rather than the computation period(s) in which the award, agreement or payment was made. All Employees shall be treated alike under similar circumstances.

          Hours of Service credited under the Prior Plan shall be credited as Hours of Service under this Plan.

          (v) "Investment Fund" means one of the separate funds in which Plan assets are invested under Paragraph 9.02.

          (w)   "Matching   Contributions"   means   contributions   made  by  a
Participating Employer under Paragraph 4.01.

          (x) "Participant" means a Covered Employee who has authorized Elective Contributions or Supplemental Contributions and whose Severance Date has not occurred.

          (y) "Participating Employer" means, individually, the Company and Moen Incorporated, Waterloo Industries, Inc., Aristokraft, Inc. and Master Lock Company and any other Employer which adopts this Plan for its eligible Employees.

          (z) "Plan" means the MasterBrand Industries, Inc. Hourly Employee Savings Plan as set forth herein and as amended from time to time. Furthermore, where the context so requires, the term "Plan" shall refer to the Prior Plan.

          (aa) "Plan Year" means the calendar year.

          (bb) "Prior Plan" means, where applicable, (i) the Moen Incorporated Employee Savings Plan or its predecessor, the Moen Incorporated Savings Plus Plan and (ii) the Waterloo Industries, Inc. Employee Savings Plan for Production and Maintenance Employees.

          (cc) "Retirement Committee" means the MasterBrand Industries, Inc. Retirement Committee.

          (dd) "Service" means, subject to the provisions of Paragraph 6.08, the period commencing on the date an Employee first completes an Hour of Service and ending on his Severance Date.

          (ee) "Settlement Date" means the last day of the month coincident with or next following the first to occur of:

                  (i) the Participant's Severance Date by reason of his retirement (A) on or after his 65th birthday, (B) on or after his 55th birthday and completion of at least 5 years of Service or (C) upon disability that qualifies him for benefits under a long-term disability income plan maintained by an Employer or Disability Insurance Benefits under the federal Social Security Act, or by reason of death;

                  (ii) April 1 following the Plan Year in which he attains age 70 1/2; and

                  (iii) the Participant's Severance Date for any reason other than those specified in (i) next above.

          (ff) "Severance Date" means the date on which an Employee's employment with all Employers is severed. For the purpose of this Plan, a severance from employment shall occur on the earlier of (i) the date on which an Employee quits, is discharged, retires or dies, and (ii) the first day next following a one year period during which an Employee remains absent from employment for any reason other than those specified in (i) next above; provided, however, that if the Employee is on an Authorized Leave of Absence at the end of such one year period, his Severance Date shall occur on the expiration date of such Authorized Leave of Absence unless he returns to active employment with an Employer on or before that date. A transfer from employment with one Employer to employment with another Employer shall not be considered to be a severance from employment. The first 12 months shall be ignored under (ii) next above to the extent that the Employee's absence from employment is attributable to maternity or paternity leave. An absence for maternity or paternity leave means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          (gg) "Supplemental Contributions" means contributions made by a Participant under Paragraph 3.02.

          (hh) "Trust" means the trust created and maintained for the purposes of the Plan.

          (ii)  "Trust   Agreement"   means  American   Brands,   Inc.   Defined
Contribution Plan Master Trust Agreement.

          (jj) "Trustee" means the trustee from time to time acting under the Trust Agreement, including any successor trustee.

          (kk) "Valuation Date" means, with respect to each Investment Fund, the last day of each month.

          (ll) "Year of Eligibility Service" means, subject to the provisions of Paragraph 2.05, (i) the 12-month period beginning with the date an Employee first completes an Hour of Service and (ii) any calendar year beginning after such date, but an Employee shall be credited with a Year of Eligibility Service only if the Employee had a least 1,000 Hours of Service during such 12-month period described in clause (i) or calendar year described in clause (ii).


                                   ARTICLE II

                                 PARTICIPATION

          2.01. Eligibility.

          (a) Any Covered Employee who was a participant in the Prior Plan immediately prior to the Effective Date shall continue as a Participant in this amended Plan as of the Effective Date.

          (b) A Covered Employee who does not become a Participant in accordance with the terms of Paragraph 2.01(a) and who first performs an Hour of Service on or after January 1, 1995 shall be eligible to participate in the Plan on the first Entry Date coincident with or next following his completion of a Year of Eligibility Service.

          2.02. Enrollment. A Covered Employee may become a Participant as of the Entry Date he is first eligible, or any subsequent Entry Date, provided on that date he is a Covered Employee, by signing and filing with his Participating Employer, within the time limit prescribed by the Company, an application, on a form provided by the Company, authorizing Elective Contributions on his behalf under the Plan as set forth in Paragraph 3.01 or Supplemental Contributions on his behalf under the Plan as set forth in Paragraph 3.02.

          2.03. Continued Participation. Each Employee who becomes a Participant shall thereafter continue as such through his Severance Date. No Elective Contributions or Supplemental Contributions shall be made, however, for a Participant with respect to any period of employment during which he is not a Covered Employee.

          2.04. Change in Status. If an Employee is transferred from a position in which he was not a Covered Employee to a position in which he is a Covered Employee, he shall be eligible to become a Participant or resume Elective Contributions and Supplemental Contributions, as the case may be, as of the first Entry Date coincident with or next following the later to occur of (i) such transfer or (ii) satisfaction of the requirements of Paragraph 2.01; provided, however, that an Employee who at the time of transfer was contributing under another defined contribution plan (as defined in Section 414(i) of the Code) that provides for matching Employer contributions shall be eligible as soon as practicable after the later of (i) or (ii) above.

          2.05. Reemployment. If a former Participant again becomes an Employee after his Severance Date, he shall be eligible to participate in the Plan on the first Entry Date coincident with or next following the date he becomes a Covered Employee. If a former Employee had not been a Participant, his prior Year(s) of Eligibility Service shall be restored if the consecutive intervening years of absence from service are (i) fewer than his Year(s) of Eligibility Service as of his Severance Date or (ii) fewer than 5. Otherwise, he shall be considered a new Employee on the date he again becomes an Employee. Notwithstanding the foregoing, such an Employee's prior Year(s) of Eligibility Service shall be restored if he had severed from Employment after 1984 (i) by reason of pregnancy of the Employee or birth of a child of the Employee; (ii) by reason of placement with the Employee of a child adopted by the Employee; or (iii) for purposes of caring for such a child for a period beginning immediately after such birth or placement. Clause (ii) of the second sentence of this Paragraph 2.05 shall not apply to reemployment if the former Employee had severed from Employment before 1985 and the former Employee's Year(s) of Eligibility Service would not have been restored had he been reemployed on December 31, 1984. Solely for purposes of this Paragraph, an Employee will have a year of absence from service if the Employee has 500 or fewer Hours of Service in (i) the 12-month period beginning with the date an Employee first completes an Hour of Service or (ii) any calendar year beginning after such date.

                                  ARTICLE III

                          PARTICIPATION CONTRIBUTIONS


          3.01. Elective Contributions.

          (a) Each Participant shall initially authorize his Participating Employer to reduce his Eligible Compensation by an amount equal to a whole percentage, up to 17%, of his Eligible Compensation and to make Elective Contributions under the Plan in equal amounts on his behalf; provided, however, that the Elective Contributions made on behalf of a Participant in a Plan Year shall not exceed $7,000, adjusted for each Plan Year to take into account any cost-of-living increase adjustment provided for such Plan Year under Section 402(g)(5) of the Code, less any elective deferrals (as defined in Section
402(g)(3) of the Code) by the Participant in such Plan Year under any other plan. The rate of Elective Contributions made on behalf of a Highly Compensated Employee may, from time to time, be reduced by the Company to comply with the limitations set forth in Article IV. Elective Contributions shall be paid monthly to the Trustee by the Participating Employers.

          (b) If the Elective Contributions made on behalf of a Participant in the Participant's taxable year under this Plan exceed the limits of Section 402(g)(1) of the Code (as adjusted under Section 402(g)(5) of the Code), the excess Elective Contributions (with any income allocable thereto) shall be distributed to him by April 15 of the following year. If the Elective Contributions made on behalf of a Participant in the Participant's taxable year, when added to elective deferrals under other plans or other arrangements described in Code Sections 401(k), 408(k) or 403(b), exceed the limits of
Section 402(g)(1) of the Code (as adjusted under Section 402(g)(5) of the Code), a Participant may ask that the excess Elective Contributions (with any income allocable thereto) be distributed to him by April 15 of the following year. The Participant's claim must be in writing and submitted to the Retirement Committee no later than March 1. The claim must specify the amount of the excess Elective Contributions received by the Plan ("Excess Deferrals") for the preceding taxable year and must be accompanied by the Participant's written statement that if the excess is not distributed, the Elective Contributions, when added to amounts deferred under other plans or arrangements, exceed the limit imposed on the Participant by Code Section 402(g) for the taxable year in which the deferral occurred.

          (c) The Excess Deferrals shall be adjusted for income or loss during the Participant's taxable year.

          (d) The income or loss allocable to the Excess Deferrals for the Participant's taxable year is determined by multiplying the income for the taxable year of the Participant allocable to Elective Contributions made on behalf of the Participant for the taxable year by a fraction. The numerator of the fraction is the amount of Excess Deferrals. The denominator of the fraction is equal to the sum of:

          (i) the total balance of the portion of the Participant's Account attributable to Elective Contributions as of the beginning of the taxable year; plus

          (ii) the Participant's Elective Contributions for the taxable year.

          (e) A Participant may receive a corrective distribution of an Excess Deferral during the same taxable year in which it was made if:

          (i) the Participant designates the distribution as an Excess Deferral;

          (ii) the corrective distribution is made after the date on which the Plan received the Excess Deferral; and

          (iii) the Plan designates the distribution as a distribution of Excess Deferrals. The income or loss allocable to the Excess Deferral shall be determined using the method under Paragraph 3.01(d).

          3.02. Supplemental Contributions. A Participant may elect to have Supplemental Contributions paid to the Trustee in an amount equal to a whole percentage of the Participant's Eligible Compensation, subject to Paragraphs
3.03 and 3.04. The maximum percentage a Participant may elect is 17% minus the percentage elected under Paragraph 3.01 to be contributed as Elective Contributions. The rate of Supplemental Contributions made by a Highly Compensated Employee may, from time to time, be reduced by the Company to comply with the limitations of Article IV. Supplemental Contributions shall be paid monthly to the Trustee by the Participating Employers.

          3.03. Changes in Rate of Contributions. A Participant may elect to change the rate of Elective Contributions or Supplemental Contributions, within the limits specified hereinabove, as of the first day of any month. The
Participant's election to change the rate of Elective Contributions or Supplemental Contributions must be made in writing to his Participating Employer, on a form provided by the Company, within the time limited prescribed by the Company.

          3.04. Suspension of Contributions. A Participant may elect to suspend Elective Contributions or Supplemental Contributions by means of written notice to his Participating Employer, on a form provided by the Company, within the time limit prescribed by the Company. The Participant may, in the same manner as provided under Paragraph 3.03, elect to resume Elective Contributions or Supplemental Contributions as of the first day of any month after the suspension date. Elective Contributions or Supplemental Contributions shall be automatically suspended for any period during which a Participant is not a Covered Employee. Elective Contributions or Supplemental Contributions shall be made from any Eligible Compensation paid after a Participant's Severance Date, subject to any election under this Paragraph 3.04, except commissions and bonuses.

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS


          4.01. Matching Contributions. Subject to the conditions and limitations of this Article IV and Article XI, each of Participating Employers, Moen Incorporated and Waterloo Industries, Inc., shall contribute under the Plan each Plan Year for each Participant in its employ during such year an amount based on the Elective Contributions and Supplemental Contributions, if any, made on his behalf during such year by such Participating Employer. The Matching Contribution for each Participant employed by Moen Incorporated and each Participant employed by Waterloo Industries, Inc. in the Muskogee, Oklahoma Plant of Waterloo Industries, Inc. shall be equal to 50% of the Participant's Elective Contributions and Supplemental Contributions to the extent the rate of such Elective Contributions and Supplemental Contributions in effect from time to time does not exceed 6% of his Eligible Compensation. The Matching Contribution for each Participant employed by Waterloo Industries, Inc. in the Pocahontas, Arkansas or Sedalia, Missouri Plant of Waterloo Industries, Inc. shall be equal to 50% of the Participant's Elective Contributions and Supplemental Contributions to the extent the rate of such Elective Contributions and Supplemental Contributions in effect from time to time does not exceed 3% of his Eligible Compensation. Notwithstanding the foregoing, no Matching Contributions shall be made with respect to excess Elective Contributions distributed under Paragraph 4.05, excess Supplemental Contributions distributed under Paragraph 4.06, or Elective Contributions withdrawn under Paragraph 6.04(b), and any such Matching Contributions made with respect thereto shall be returned to the Participating Employer pursuant to Paragraph 12.03. Notwithstanding any other provision of this Plan to the contrary, no Matching Contributions shall be made with respect to Elective Contributions or Supplemental Contributions of Participants who are employed by Aristokraft, Inc. or Master Lock Company.

          4.02. Payment of Contributions. A Participating Employer's Matching Contributions for any Plan Year shall be paid to the Trustee monthly to the extent practicable and in any event by the time required for the filing of the Participating Employer's federal income tax return for its fiscal year in which such Plan Year ends, including extensions of time thereof. Elective and Matching Contributions shall be paid to the Trustee, without interest, in cash.

          4.03. Annual Additions Limitations. Notwithstanding any provisions of this Plan, the annual additions credited to the Account of a Participant with respect to a Plan Year shall not exceed an amount equal to the lesser of (a)
$30,000 (or, if greater, one quarter of the dollar limit then in effect under Section 415(b)(1)(A) of the Code), or (b) 25% of the Compensation paid to the Participant during such Plan Year, as determined in accordance with Section 415(c)(3) of the Code. If during a Plan Year a Participant is also participating in another "defined contribution plan" (as defined in Section 414(i) of the Code) maintained by an Employer, the foregoing limitation shall apply to the contributions and forfeitures for such year credited to his accounts under both plans, subject to the special limitation applicable to an employee stock ownership plan (as defined in Section 415(c)(6) of the Code). Annual additions are the amounts allocated to a Participant's Account during the year that constitutes:

               (i)   Elective Contributions;

              (ii)   Matching Contributions;

             (iii)   Supplemental Contributions;

              (iv)   forfeitures; and

               (v) amounts described in Section 415(l)(1) and 419(A)(d)(2) of the Code.

For purposes of this Paragraph, the term "Employer" shall be determined pursuant to Section 415(h) of the Code. If, after applying the limitations of this Paragraph, there are any excess annual additions as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, or other facts and circumstances which the Commissioner of Internal Revenue finds justify the application of this paragraph, then the excess amounts in a Participant's Account shall be held unallocated in a suspense account for the limitation year. The excess amounts shall be used to reduce Employer contributions under this Plan for the next limitation year (and succeeding limitation years, as necessary) for all of the Participants. Except as provided below, excess amounts may not be distributed to Participants or former Participants. Furthermore, if a Participant is also participating any time in a "defined benefit plan" (as defined in Section 414(j) of the Code) maintained by an Employer and, as a result thereof, a reduction in benefits or contributions is required under Section 415(e) of the Code, such reduction shall be applied to the benefits under such defined benefit plan.

If the contributions for any Plan Year would exceed the applicable limitation hereunder, Elective Contribution's and Supplemental Contributions (together with any income allocable thereto) may be returned to the Participant, and a portion of the Matching Contributions which would otherwise be allocated to the Participant's Account shall be held unallocated in a suspense account. If such a suspense account is in existence at any time during a Plan Year, all amounts in the suspense account shall be allocated to Participants' Accounts before any Matching Contributions may be made for that Plan Year. No adjustment shall be made in any such suspense account under Paragraph 5.02.

          4.04. Contribution Percentages.

          (a) The "actual deferral percentage", as determined under Paragraph 4.05, for the Highly Compensated Employees shall not exceed for any Plan Year the greater of:

          (i) the actual deferral percentage for all other Covered Employees, multiplied by 1.25; or

          (ii) the actual deferral percentage for all other Covered Employees, multiplied by 2.0; provided, however, the actual deferral percentage for the Highly Compensated Employees does not exceed the actual deferral percentage for all other Covered Employees by more than two percentage points.

For the purpose of the foregoing tests and Paragraph 4.05:

           (i) those Covered Employees who were not directly or indirectly eligible to have Elective Contributions made for them at any time during the Plan Year shall be disregarded;

          (ii) if two or more plans which include cash or deferred arrangements are considered one plan for purposes of
               Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)as in effect for plan years beginning after December 31, 1988) of the Code, the cash or deferred arrangements included in those plans shall be treated as one arrangement; and

         (iii) if a Highly Compensated Employee is a participant in two or more cash or deferred arrangements of the Employers, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for determining the actual deferral percentage of that Highly Compensated Employee.

          (b)  The  "actual  contribution   percentage",   as  determined  under
Paragraph 4.06, for the Highly Compensated Employees shall not exceed for any Plan Year the greater of:

           (i) the actual contribution percentage for all other Covered Employees, multiplied by 1.25; or

          (ii) the actual contribution percentage for all other Covered Employees, multiplied by 2.0; provided, however, the actual contribution percentage for the Highly Compensated Employees does not exceed the actual contribution percentage for all other Covered Employees by more than two percentage points.

For the purpose of the foregoing tests and Paragraph 4.06:

           (i) those Covered Employees who were not directly or indirectly eligible to have Matching Contributions or Supplemental Contributions made for them at any time during the Plan Year shall be disregarded;

          (ii) if two or more plans to which employee contributions and matching contributions are considered one plan for purposes of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii) as in effect for plan years beginning after December 31, 1988) of the Code, all employee contributions and matching contributions are to be treated as made under the same plan;

         (iii) if two or more plans are permissively aggregated for purposes of the foregoing tests, the aggregated plans must also satisfy Sections 401(a)(4) and Section 410(b) as though they were one plan; and

          (iv) if a Highly Compensated Employee is a participant in two or more plans to which employee contributions or matching contributions are made, all such plans shall be treated as one plan.

          4.05. Excess Elective Contributions.

          (a) The actual deferral percentage for a specified group of Covered Employees for a Plan Year shall be the average of the ratios (calculated separately) for the Covered Employees in such group of:

          (i) the amount of Elective Contributions actually paid to the Trustee on behalf of each such Covered Employee for such Plan Year, to

          (ii)  his Compensation for such Plan Year.

Every Family Member of a 5-percent owner of an Employer (as defined in Section 416(i) of the Code) or of one of the ten most Highly Compensated Employees shall be aggregated with the 5-percent owner or Highly Compensated Employee into a single Family Group. If an Employee is required to be aggregated as a member of more than one Family Group, all eligible Employees who are members of those Family Groups that include that Employee are aggregated as one Family Group. The Compensation and Elective Contributions of each member of a Family Group are treated as if paid to (or on behalf of) one Highly Compensated Employee. The combined actual deferral ratio of the Family Group shall be the ratio determined by combining the Elective Contributions and Compensation of all members of the Family Group.

            Except as provided in the  preceding  paragraph,  the Elective
Contributions   and  Compensation  of  all  members  of  the  Family  Group  are disregarded in calculating the actual deferral percentage of the Covered Employees other than Highly Compensated Employees.

            The Company shall determine after the end of the Plan Year whether the actual deferral percentage results satisfy either of the tests contained in Paragraph 4.04(a). If neither test is satisfied, the excess amount for each Highly Compensated Employee shall be distributed to the Participant (together with any income allocable thereto) within twelve months following the Plan Year for which the excess Elective Contributions were made. The excess amount shall be determined for each Highly Compensated Employee by determining the maximum actual deferral ratio that Highly Compensated Employees may defer under the tests contained in Paragraph 4.04(a), and then reducing the actual deferral ratio of those Participants whose actual deferral ratio exceeds that maximum by an amount of sufficient size to reduce the overall actual deferral percentage for Highly Compensated Employees to a level such that one of the tests contained in Paragraph 4.04(a) shall be satisfied. The excess amount shall be determined in a fashion such that the actual deferral ratio of the affected Participants who elected the highest actual deferral ratio shall be first lowered to the extent required to achieve compliance with the tests in Paragraph 4.04(a) or the level of the affected Participants who elected the next to the highest actual deferral ratio. If further overall reductions are required to achieve compliance with the tests contained in Paragraph 4.04(a), this process is repeated until sufficient total reductions have occurred to achieve compliance with the tests contained in Paragraph 4.04(a).

             If a Highly Compensated Employee's actual deferral ratio is determined under the family aggregation rules described above, the Family Group's excess Elective Contributions shall be allocated among the members of the Family Group in proportion to each member's Elective Contributions.

             The amount of excess Elective Contributions to be distributed shall be reduced by the amount of excess deferrals (as defined in Section 402(g)(2) of the Code and the applicable regulations) previously distributed for the taxable year ending in the same Plan Year. The amount of excess deferrals to be distributed for a taxable year shall be reduced by the amount of excess Elective Contributions previously distributed for the Plan Year beginning in the taxable year.

          (b) The excess Elective Contributions for each Highly Compensated Employee shall be adjusted for income or loss during the Plan Year.

          (c) The income or loss allocable to the excess Elective Contributions for the Plan Year is determined by multiplying the income or loss allocable to Elective contributions by a fraction. The numerator of the fraction is the amount of excess Elective Contributions for the Plan Year. The denominator of the fraction is equal to the sum of:

           (i) the total balance of the portion of the Participant's Account attributable to Elective Contributions as of the beginning of the Plan Year; plus

           (ii) the Participants Elective Contributions for the Plan Year.

          4.06. Excess Matching/Participant Contributions.

          (a) The actual contribution percentage for a specified group of Covered Employees for a Plan Year shall be the average of the ratios (calculated separately) for the Covered Employees in such group of:

           (i) the aggregate amount of Matching Contributions and Supplemental Contributions, if any, actually paid to the Trustee on behalf of each such Covered Employee for such Plan Year, to

          (ii)  his Compensation for the Plan Year.

          To  the   extent   permitted   by   Treasury   regulations,   Elective
Contributions   and   nonelective   Employer   contributions   under  any  other
tax-qualified retirement plan may be added to (i) above.

          The Matching Contributions, Supplemental Contributions, other amounts added to (i) above, and Compensation of each member of a Family Group (as determined in Paragraph 4.05(a)) are treated as if paid to (or on behalf of) one Highly Compensated Employee. The combined actual contribution ratio of the Family Group shall be the ratio determined by combining the Matching Contributions, Supplemental Contributions, other added amounts, and Compensation of all members of the Family Group.

          Except as provided in the preceding paragraph, the Matching Contributions, Supplemental Contributions, other added amounts, and Compensation of all members of the Family Group are disregarded in calculating the actual contribution percentage of the Covered Employees other than Highly Compensated Employees.

          The Company shall determine after the end of the Plan Year whether the actual contribution percentage results satisfy either of the tests contained in Paragraph 4.04(b). If neither test is satisfied, the excess amount ("Excess Aggregate Contributions") for each Highly Compensated Employee shall be distributed to him (together with any income allocable thereto) within twelve months following the Plan Year for which the Excess Aggregate Contributions were made.

          The excess amount shall be determined for each Highly Compensated Employee by determining the maximum actual contribution ratio that Highly Compensated Employees may elect under the tests contained in Paragraph 4.04(b), and then reducing the actual contribution ratio of those Participants whose actual contribution ratio exceeds that maximum by an amount of sufficient size to reduce the overall actual contribution percentage for Highly Compensated Employees to a level such that one of the tests contained in Paragraph 4.04(b) shall be satisfied. The excess amount shall be determined in a fashion such that the actual contribution ratio of the affected Participants who elected the highest actual contribution ratio shall be first lowered to the extent required to achieve compliance with the tests in Paragraph 4.04(b) or the level of the affected Participants who elected the next to the highest actual contribution ratio. If further overall reductions are required to achieve compliance with the tests contained in Paragraph 4.04(b), this process is repeated until sufficient total reductions have occurred to achieve compliance with the tests contained in Paragraph 4.04(b).

          If a Highly Compensated Employee's actual contribution ratio is determined under the family aggregation rules described above, the Family Group's Excess Aggregate Contributions shall be allocated among the members of the Family Group in proportion to each member's Matching Contributions and Supplemental Contributions.

          (b) The Excess Aggregate Contributions for each Highly Compensated Employee shall be adjusted for income or loss during the Plan Year.

          (c) The income or loss allocable to the Excess Aggregate Contributions for the Plan Year is determined by multiplying the income or loss allocable to Matching Contributions and Supplemental Contributions by a fraction. The numerator of the fraction is the amount of Excess Aggregate Contributions for the Plan Year. The denominator of the fraction is equal to the sum of:

           (i) the total balance of the portion of the Participant's Account attributable to Matching Contributions and Supplemental Contributions as of the beginning of the Plan Year; plus

          (ii) the Participant's Matching Contributions and Supplemental Contributions for the Plan Year.

          4.07. Alternate Percentage Test. In the event that the actual deferral percentage for the Highly Compensated Employees for any Plan Year is more than the actual deferral percentage for all other Covered Employees multiplied by 125% and the actual contribution percentage for Highly Compensated Employees for the same Plan Year is more than the actual contribution percentage for all other Covered Employees multiplied by 125%, then the sum of the actual deferral percentage for Highly Compensated Employees plus the actual contribution percentage for Highly Compensated Employees for such Plan Year may not exceed the greater of

            (A) the sum of:

                (1)  the greater of

                     (a) the actual deferral percentage for all other Covered Employees and

                     (b) the actual contribution percentage for all other Covered Employees multiplied by 125%, plus

                (2)  the lesser of

                     (a) the actual deferral percentage for all other Covered Employees and

                     (b) the actual contribution percentage for all other Covered Employees plus two percentage points, but not in excess of 200% of the lesser of (2)(a)or (2)(b) above, or

            (B) the sum of:

                (1)  the lesser of

                     (a) the actual deferral percentage for all other Covered Employees and

                     (b) the actual contribution percentage for all other Covered Employees multiplied by 125%, plus

                (2)  the greater of

                     (a) the actual deferral percentage for all other Covered Employees and

                     (b) the actual contribution percentage for all other Covered Employees plus two percentage points, but not in excess of 200% of the lesser of (2)(a) or (2)(b) above.

          In the event the sum of the  actual  deferral  percentage  for  Highly
Compensated  Employees  plus  the  actual  contribution  percentage  for  Highly
Compensated Employees exceeds the amount set forth in this Paragraph 4.07, the actual contribution percentage for the Highly Compensated Employees or the actual deferral percentage for the Highly Compensated Employees shall be reduced in the manner provided in Paragraph 4.05, until such excess no longer exists.


                                   ARTICLE V

                            PARTICIPATING INTERESTS


          5.01. Separate Accounts. The Company shall maintain records to determine the interest of each Participant under the Plan. Each Account shall be maintained in such a manner as to show separately the portion thereof that is attributable to each of the following items: Elective Contributions, Matching Contributions, Supplemental Contributions, and contributions transferred or rolled over to this Plan from another tax qualified plan, and to identify the investment gains or losses attributable to each such item.

          5.02. Adjustment of Participating Accounts. As of each Valuation Date, the balances in the Accounts shall be adjusted in order to credit Elective, Supplemental and Matching Contributions, if any, made on behalf of a
Participant, and contributions transferred or rolled over to this Plan by the Participant from another tax qualified plan, if any, and income and appreciation in his respective Accounts since the last preceding Valuation Date and to change withdrawals and distributions, if any, and losses and depreciation in the respective Investment Funds in which the Participant's Accounts are invested since the last preceding Valuation Date.

          5.03. Accounting Entries. Every adjustment provided to be made by this
Article V shall be considered as having been made on the applicable Valuation Date. The Company's determination of the net value of the assets of the Investment Funds, which shall be based upon accountings rendered by the Trustee, and charges or credits to all Accounts shall be conclusive and binding upon all parties having or claiming to have any interest hereunder.

          5.04. Required Information. Each Participating Employer shall furnish to the Company all such information reasonably requested by the Company to enable it to complete the allocations hereunder, and the Company may rely in all respects upon such information so furnished.

          5.05. Transfer of Assets to or from Another Plan. If another employee plan is merged into this Plan, for purposes of this Plan any amount attributable to elective salary reduction contributions under Code Section 401(k) thereunder shall be combined with amounts attributable to Elective Contributions; any amounts attributable to employee contributions (or contributions considered as taxable income) thereunder shall be combined with amounts attributable to Supplemental Contributions but shall be withdrawable to the extent permitted by the Company; and any amounts attributable to employer matching or nonelective contributions thereunder shall be accounted for separately under this Plan and shall be vested to at least the extent provided in such other employee plan.

          The Company may, in its discretion, permit the direct trustee-to-trustee transfer of assets to the Plan from another employee plan or the rollover of an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code on behalf of a Covered Employee, regardless of whether the Covered Employee has become a Participant in the Plan. If such a transfer is made through a trustee-to-trustee transfer, it shall be treated as a merger hereunder. If such a transfer is made through a rollover of an eligible rollover distribution, the transferred amount shall be accounted for separately under this Plan and fully vested at all times. The Company may also, in its discretion, permit the transfer of assets from the Plan to another employee plan. Each Covered Employee who is not a Participant, on whose behalf an amount has been transferred to the Plan pursuant to this Section 5.05, shall be treated as a Participant solely for purposes of the provisions of the Plan pertaining to rollover contributions.

                                   ARTICLE VI

                              PAYMENT OF BENEFITS


          6.01.   Vested  Interest.   A  Participant's   interest  in  the  Plan
attributable to Elective Contributions, Supplemental Contributions and Matching Contributions shall be 100% vested at all times.

          No amendment to the Plan's vesting schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of such amendment. If the vesting schedule of the Plan is amended, each Participant with at least three years of Service may elect to have his nonforfeitable percentage determined without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

            (i)  60 days after the amendment is adopted;

           (ii)  60 days after the amendment is effective; or

          (iii) 60 days after the Participant is issued written notice of the amendment by the Company.

          6.02. Manner and Time of Payment. Except as hereinafter provided, the balance in a Participant's Account shall be distributed to him in one lump sum. If a Participant or former Participant dies before he receives a full and complete distribution of his interest under this Plan, the undistributed balance of such interest shall be distributed to the beneficiary (as defined in Article
VII) next entitled thereto in one lump sum. In lieu of a lump sum distribution, a Participant whose Settlement Date occurs for a reason stated in (i) or (ii) of Paragraph 1.01(ee), or a beneficiary, may elect distribution in substantially equal installments over a period not exceeding 10 years and not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and a designated beneficiary, payable as of the same date each year. A recipient who elects distribution in installments may at any time elect to receive the undistributed balance of his interest in a lump sum. Distributions shall be made in cash except that a Participant with an Account investment in the American Stock Fund who is to receive a lump sum distribution may elect to receive a distribution from the American Stock Fund in whole shares of American Common Stock and in cash for any fractional shares. The amount distributable is the total amount in the Participant's Accounts valued as of the Valuation Date coincident with or next preceding the date of distribution.

          Distribution of a Participant's interest shall be made, or shall commence, within 12 months after his Settlement Date, or later death, but in any event on or before the earlier of (i) the 60th day following the close of the Plan Year in which the Participant's 65th birthday or later Settlement Date occurs, or (ii) the Participant's Settlement Date described in Paragraph 1.01(ee)(ii). Notwithstanding the foregoing, a Participant whose balance exceeds $3,500 shall receive a distribution prior to his 65th birthday only if he consents thereto in writing.

          Any election pursuant to this Paragraph 6.02 shall be made by filing the appropriate form in the manner and within the time limits set by the Company.

          Notwithstanding anything else in this Plan to the contrary, a Covered Employee's benefits must commence no later than April 1 following the calendar year in which the Covered Employee attains age 70-1/2. Benefits must be paid (i) over a period not longer than the life of the Covered Employee and his designated beneficiary or (ii) over a period not extending beyond the life expectancy of the Covered Employee or the joint life expectancies of the Covered Employee and his designated beneficiary. If a Covered Employee dies before his entire interest has been distributed to him, or if distribution has begun to his designated beneficiary, the Covered Employee's entire interest (or the remaining part of such interest if distribution has commenced) will be distributed within five years after his death (or the death of his designated beneficiary); provided, however, that this sentence shall not apply if the distribution of the Covered Employee's interest has commenced and is for a term certain permitted under (ii) and such distribution to the designated beneficiary commences within one year after the Covered Employee's death. All distributions shall be made in accordance with the regulations under Section 401(a)(9) of the Code including Treasury Regulation Section 1.401(a)(9)-2.

          6.03. [RESERVED].

          6.04. In Service Withdrawals. Subject to such uniform and nondiscriminatory rules as may be promulgated from time to time by the Company, a Participant may, by filing the appropriate form with the Company (through his Participating Employer) prior to his Severance Date, apply for a withdrawal of a specified portion of the then value of his Account, in accordance with the following:

          (a) A Participant may, under the circumstances hereinafter specified, apply, not more frequently than once during any 12-month period, for a hardship withdrawal of all or any part, but not less than $500 or, if less, the amount of his Elective Contributions and Supplemental Contributions, of his Elective Contributions and Supplemental Contributions not previously withdrawn (excluding earnings credited on such Elective Contributions after December 31, 1988). The withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. A Participant shall be deemed to have an immediate and heavy financial need if the hardship is on account of (i) unreimbursed medical expenses incurred by the Participant, the Participant's spouse, or any dependents, or necessary for such person to obtain medical care, (ii) the purchase of the principal residence of the Participant (excluding regular mortgage payments), (iii) tuition and related educational fees for post-secondary education for the Participant, the Participant's spouse, or dependents for the following twelve months, and (iv) the need to prevent eviction from or foreclosure on the Participant's principal residence. A Participant shall be deemed to have established that the amount to be withdrawn is not reasonably available from other resources if the Participant has obtained all other distributions and nontaxable loans available under this Plan and any other plan maintained by the Employer. Any determination of the existence of financial hardship and the amount to be distributed as a result thereof shall be made by the Company in accordance with the Code and the applicable regulations and using a uniform and nondiscriminatory standard. If approved by the Company, such withdrawal shall not exceed the amount required to meet the need created by the hardship including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. If a withdrawal is made, the Participant may not make Elective Contributions or Supplemental Contributions for a period of 12 months following the date of receipt of the distribution, and the dollar limitation of Paragraph 3.01(a) shall be reduced for the Plan Year following the year of withdrawal by the amount of the Elective Contributions made by the Participant during the Plan Year of the hardship withdrawal.

          (b) A Participant may, on or before March 1 of any Plan Year, request a withdrawal of any amount (and any income allocable thereto) by which the sum of his Elective Contributions and any other elective deferrals, as defined in
Section 402(g)(3) of the Code, by the Participant during the preceding Plan Year exceeded the maximum amount of Elective Contributions permitted under Paragraph
3.01 for such Plan Year.

          (c) If the Participant has invested in more than one Investment Fund, the Participant shall elect on the application form the Investment Fund to be charged. If a Participant's interest invested in such Investment Fund is less than the amount of the withdrawal, the Participant shall further elect the order in which his interests in the other Investment Fund or Funds shall be charged.

          (d) A Participant may apply for a withdrawal of all or a portion of his Elective Contributions Account, his Supplemental Contributions Account, his Matching Contributions Account, if any, and his contributions transferred or rolled over to this Plan from another tax qualified plan after he has attained age 59 1/2. Payment of the withdrawal shall be made to the Participant as soon as practicable after, and be based on the value of the Participant's Account as of the Valuation Date immediately preceding such withdrawal.

          6.05. Delayed Distributions. All funds under the Plan held for a former Participant or his beneficiary on a Valuation Date which is subsequent to such Participant's Settlement Date shall continue to be subject to valuation as provided in Paragraph 5.02.

          6.06. Information Required of Distributees. Each Participant, former Participant and beneficiary of a deceased Participant shall file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his last post office address filed with the Company, or if no such address was filed with the Company then at his last post office address as shown in an Employer's records, if any, shall be binding on such person for all purposes of this Plan, and neither any Employer nor the Trustee shall be obligated to search for or ascertain the whereabouts of any Participant, former Participant or beneficiary.

          6.07. Missing Distributees. If all or any part of the interest of any Participant, former Participant or beneficiary becomes distributable hereunder and the whereabouts of such Participant, former Participant or beneficiary is then unknown to the Company and the Company fails to receive a claim for such distribution from the person entitled thereto, or from any other person validly acting in his behalf, within two years thereafter, then the amount of such distribution shall be forfeited as of the next Valuation Date; provided, however, that if the person entitled to receive such distribution subsequently claims it, the amount shall be restored. Any such forfeiture shall be applied as soon as practicable to reduce Employer contributions under the Plan.

          6.08. Break in Service. Except as hereinafter provided, any Employee who suffers a Break in Service and who subsequently is reemployed by an Employer shall be considered a new Employee on the date of his reemployment and his prior period of Service shall be disregarded. If, however, the Employee had Elective Contributions credited to his Account at the time of a Break in Service, or his prior Service was longer than his Break in Service, his prior Service shall be reinstated upon his reemployment.

          If a former Employee is reemployed by an Employer within 12 months following his Severance Date, the period commencing with his Severance Date and ending with his reemployment date shall constitute Service for the purposes of this Plan.


          6.09. Direct Rollover Provision.

          (a) Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this paragraph (a), a distributee may elect, at the time and manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section 6.09, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution shall not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (c) For purposes of this Section 6.09, an eligible  retirement plan is
(i) an individual  retirement  account  described in Section 408(a) of the Code,
(ii) an individual  retirement  annuity described in Section 408(b) of the Code,
(iii) an annuity plan described in Section 403(a) of the Code, or (iv) a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution; provided, however, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (d) For purposes of this Section 6.09, a distributee is an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a "qualified domestic relations order", as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (e) For  purposes  of this  Section  6.09,  a direct  rollover  is any
payment  by  the  Plan  to  the  eligible   retirement  plan  specified  by  the
distributee.

                                  ARTICLE VII

                                 BENEFICIARIES


          7.01. Designation of Beneficiaries. A Participant or former Participant may, by filing the appropriate form with the Company during his lifetime, designate a beneficiary or beneficiaries to whom distribution shall be made in the event of his death prior to the full receipt of his interest under this Plan, and he may also designate the proportions to be distributed to each such designated beneficiary if there be more than one. The designated beneficiary of a married Participant shall be his spouse unless (a) he has designated a beneficiary or beneficiaries other than his spouse and (b) his spouse (i) has consented to such designation on the appropriate form that acknowledges its effect and is witnessed by a Plan representative or notary public or (ii) cannot be located. Except as provided in the foregoing sentence, any such designation may be revoked or changed by the Participant or former Participant at any time and from time to time, by filing the appropriate form with the Company. If there be no such designated beneficiary living upon the death of a Participant or former Participant, or if all such designated beneficiaries die prior to the full distribution of his interest, then the beneficiary shall be such one or more of the surviving widow or widower, or descendants, of such Participant or former Participant, and in such proportions among them, as the Company shall select; but if there be none then surviving to the knowledge of the Company, then the estate of the last survivor of the Participant or former Participant and designated beneficiaries shall be the beneficiary to whom the then remaining balance of such interest shall be distributed.

          7.02. Conclusive Presumption. If the Company, after reasonable inquiry, is unable within one year to determine whether or not any designated beneficiary did in fact survive the event that entitled him to receive distribution of any sum hereunder, it shall be conclusively presumed that such beneficiary did in fact die prior to such event.


                                  ARTICLE VIII

                                     LOANS

          8.01. Availability. A Participant, other than a Participant employed by Waterloo Industries, Inc., may make application to the Company to borrow from the Trust an amount not less than $1,000 and not greater than the aggregate of the amount standing to the credit of his Account that is attributable to Elective Contributions, Supplemental Contributions, Matching Contributions and contributions that have been transferred or rolled over to this Plan from another tax qualified plan. The Company may, upon such uniformly applicable conditions as it shall prescribe, make such a loan in accordance with this
Article VIII. No more than one loan may be outstanding to a Participant at any time and a Participant may not apply for a new loan until 90 days after the prior loan is repaid in full. A loan under the Plan shall constitute an earmarked investment of the borrowing Participant's Account and interest paid on such a loan shall be credited to the respective Investment Funds in accordance with the Participant's investment election under Paragraph 9.03. A loan shall be withdrawn from the respective Investment Funds on a pro rata basis. A former Participant or beneficiary of a deceased Participant whose Account has not been distributed and who is a party in interest within the meaning of Section 3(14) of ERISA may also make an application to borrow to the extent required by federal law.

          8.02. Maximum Amount. The aggregate amount of all such loans to a Participant shall not exceed 50% of the aggregate amount standing to the credit of his Account under the Plan, and shall not exceed $50,000 minus the largest outstanding Plan loan balance during the 12-month period ending the day before the loan is made.

          8.03. Promissory Note. A secured promissory note shall be delivered to the Plan pledging as collateral a portion of the Participant's Account not less than the amount of the borrowing. Interest on a loan shall be fixed by the Company at a rate reasonably equivalent to prevailing market interest rates.

          8.04. Repayment. The loan shall be repaid in regular installments no less frequently than monthly, by means of payroll deductions. The term of a loan shall not exceed 5 years unless its purpose is the purchase or construction of the principal residence of the Participant. Prepayment of a loan in its entirety without penalty shall be permitted at any time. Notwithstanding the foregoing, such installments may be paid directly by the Participant to the Trustee during any Authorized Leave of Absence or by a former Participant or beneficiary of a deceased Participant. Loan payments shall be credited monthly to the respective Investment Funds in accordance with the Participant's investment election under Paragraph 9.03 in effect from time to time.

          8.05. Reduction of Account Balance. Upon a Participant's termination of employment or upon a lump sum distribution of a Participant's Accounts on a Participant's Settlement Date under Paragraph 1.01(ee)(ii) before a loan is repaid in full, the unpaid balance thereof, together with interest due and payable thereon, shall become due and payable, and the Trustee shall first satisfy the indebtedness from the amount payable to the Participant or former Participant or his beneficiary before making any payments to the Participant or former Participant or his beneficiary.

                                   ARTICLE IX

                             INVESTMENT PROVISIONS


          9.01. Trust and Trust Agreement. The assets of the Trust will be held, invested and disposed of in accordance with the terms of the Trust Agreement. All contributions under the Plan will be paid into the Trust, and all benefits payable under the Plan will be paid from the Trust.

          9.02. Investment Funds. The Trust shall consist of the following separate funds:

          (a) Government Securities Fund - a fund investing in a portfolio of U.S. government and government agency securities with an emphasis on short to intermediate maturities.

          (b) Diversified Fund - a fund investing in a diversified portfolio of common stocks, bonds, preferred stocks and other investments.

          (c) Equity Fund - an equity mutual fund investment in common stocks and other equity investments.

          (d) American Stock Fund - a fund invested primarily in American Common Stock.

          (e) Short-Term Investment Fund - a fund investing in bonds, debentures, mortgages, equipment or other trust certificates, notes, obligations issued or guaranteed by the U.S. government and government agencies, domestic bank certificates of deposit, domestic bankers' acceptances and repurchase agreements, high grade commercial paper and other investments which bear a fixed rate of return.

          Pending allocation to the Investment Funds, deposits to the Plan shall be uninvested. Any Investment Fund may, on an interim basis, be invested, in whole or in part, in cash equivalents. Investment Funds may be added or terminated from time to time at the option of the Company or its delegate.

          9.03. Investment Elections. A Participant's Elective Contributions and Supplemental Contributions and any amounts transferred pursuant to the Plan pursuant to Section 5.05 shall be invested, collectively with investment gains and losses allocated on a pro-rata basis, in the Government Securities Fund, the Diversified Fund, the Equity Fund and the Short-Term Investment Fund, in whole percentages which shall total 100%, as selected by the Participant. The same investment election shall apply with respect to a Participant's Elective Contributions and Supplemental Contributions. A separate investment election may be made with respect to amounts transferred to the Plan through a rollover contribution pursuant to Section 5.05. If a Participant fails to make such an election, he shall be deemed to have selected the Short-Term Investment Fund for 100%. Each Participant shall make an investment election with his Participating Employer in accordance with the voice response system implemented by the Company, or, if required by the Company, by filing the appropriate election form, on a form provided by the Company, at the time he becomes a Participant in the Plan. A Participant or former Participant may, as of the first day of any month, change his investment election for new deposits. As of the first day of any month, a Participant may transfer an amount, in whole percentages, attributable to his Elective Contributions and Supplemental Contributions and amounts transferred to the Plan under Paragraph 5.05 from any of the Investment Funds to another Investment Fund except as noted below with respect to the American Stock Fund. The same election to transfer among investment funds shall apply to amounts attributable to a Participant's Elective Contributions and Supplemental Contributions and amounts transferred to the Plan pursuant to
Section 5.05 of the Plan. Each change in investment election and each election to transfer among investment funds shall be made in accordance with the voice response system implemented by the Company or, if required by the Company, by filing the appropriate election form, on a form provided by the Company, in the manner and within the time limits set by the Company. The foregoing shall be subject to such additional limitations and restrictions as the Company may, from time to time, establish.

          9.04. Matching Contributions. Employer Matching Contributions shall be invested in the same way as each Participant's Elective Contributions and Supplemental Contributions upon which they are based; provided, however, that a Participant may elect to invest any portion of the Matching Contributions allocated to his Account, in whole percentages, in the American Stock Fund. Amounts attributable to Matching Contributions may be transferred from the American Stock Fund to one or more other Investment Funds as of the first day of any calendar quarter in whole percentages of a Participant's interest therein. Amounts attributable to Matching Contributions in other Investment Funds may be transferred in whole percentages thereof into the American Stock Fund as of the first day of any calendar quarter.

          9.05. Administration of American Stock Fund. Subject to the provisions of the Trust Agreement and Paragraphs 9.06 through 9.08, the Trustee shall administer the American Stock Fund as follows:

          (a) The assets of the American Stock Fund, including all income thereon and increments thereto, shall be invested in American Common Stock; provided, however, that, in order to permit orderly investment in American Common Stock and pending such investment, the Trustee may hold uninvested any monies received by it in or for the American Stock Fund or may invest in collective short-term investment funds of the Trustee.

          (b) As of each Valuation Date, the Trustee shall report to the Retirement Committee the fair market value of the assets of the American Stock Fund as of such Valuation Date, excluding any contribution made as of such Valuation Date. Such fair market value shall be the value of the American Stock Fund as of such Valuation Date.

          (c) Upon any distribution from the American Stock Fund as a single distribution pursuant to Paragraph 6.02 to be made in shares of American Common Stock, all whole shares of American Common Stock distributable therefrom shall be registered in the name of the distributee and delivered to him together with any cash from the American Stock Fund to which the distributee is entitled.

          (d) Upon any distribution from the American Stock Fund pursuant to the provisions of Paragraph 6.02 other than as a single distribution to be made in shares of American Common Stock, the Trustee shall retain all shares which would otherwise be distributable to the distributee and distribute in lieu thereof their fair market value on the Valuation Date next preceding the date of distribution (or, if the event coincides with a Valuation Date, then on that Valuation Date).

          (e) Upon any transfer from the American Stock Fund to the Government Securities Fund, the Diversified Fund, the Equity Fund or the Short-Term Investment Fund pursuant to the provisions of Paragraph 9.03, the Trustee shall, to the extent practicable, retain all shares which would otherwise have to be liquidated by reason of said transfer and transfer in lieu thereof their fair market value on the Valuation Date coincident with or next precedig the date as of which such transfer is to be made.

          (f) To the extent practicable, the Trustee shall exercise all rights to buy American Common Stock (other than rights within the meaning of Paragraph 9.08(a), which shall be exercised only in accordance with Paragraph 9.08) received with respect to any shares held in the American Stock Fund. To the extent that there is insufficient cash in the American Stock Fund with which to exercise any such rights, or to make distribution or transfer of the fair market value of any stock subject to retention, the Trustee may, in its discretion sell such rights or retained stock or any part thereof; in the case of any retained stock so sold the fair market value thereof shall be the net proceeds of sale instead of the fair market value. The Trustee may also obtain cash in such manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

          9.06. Voting of Shares in American Stock Fund.

          (a) Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to exercise any voting rights with respect to American Common Stock held in the American Stock Fund except as provided in this Paragraph 9.06.

          (b) Each Participant, former Participant or beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or beneficiary, as to the manner in which any voting rights of shares of American Common Stock attributable to his interest in the American Stock Fund are to be exercised with respect to any matter on which holders of American Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or beneficiary. With respect to the voting rights of shares of American Common Stock held in the American Stock Fund as to which timely written directions have not been received by the Trustee as provided in the preceding sentence, the Trustee shall exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee shall combine fractional interests of Participants, former Participants and beneficiaries in shares of American Common Stock held in the American Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and beneficiaries. In giving directions to the Trustee as provided in this Paragraph 9.06(b), each Participant, former Participant or beneficiary shall be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") with respect to the exercise of voting rights of shares of American Common Stock in accordance with such directions pursuant to both the first and the second sentences of this Paragraph 9.06(b). For purposes of this Paragraph 9.06, the number of shares of American Common Stock attributable at any particular time to the interest of a Participant, former Participant or beneficiary in the American Stock Fund shall be the product of the total number of shares then held in the American Stock Fund multiplied by a fraction the numerator of which is the amount allocated to the American Stock Fund then in his Account and the denominator of which is the amount allocated to the American Stock Fund then in the Accounts of all Participants, former Participants and beneficiaries.

          (c) The Trustee shall communicate or cause to be communicated to all Participants, former Participants and beneficiaries the procedures regarding the exercise of voting rights of shares of American Common Stock held in the American Stock Fund. The Trustee shall distribute or cause to be distributed as promptly as possible to all Participants, former Participants and beneficiaries entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company) that are being distributed to the holders of American Common Stock and either are directed generally to such holders or relate to any matter on which holders of American Common Stock are entitled to vote by proxy, consent or otherwise, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of American. The Company and the Retirement Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and beneficiaries and the number of shares of American Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Anything to the contrary in this Paragraph 9.06, the Plan or the Trust Agreement notwithstanding, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or beneficiary in connection with the exercise of voting rights of shares of American Common Stock held in the American Stock Fund and the identity of such Participant, former Participant or beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, American and any other non-participating affiliate of the Company and any director, officer, employee or agent thereof, it being the intent of this Paragraph 9.06 that the Company, American and each other non-participating affiliate of the Company and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or beneficiary in connection with the exercise of voting rights of such shares.

          (d) In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting rights of shares of American Common Stock held in the American Stock Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to exercise voting rights with respect to shares of American Common Stock held in the American Stock Fund, but shall exercise such voting rights in accordance with the last-dated timely written directions received from Participants, former Participants and beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting rights of shares of American Common Stock held in the American Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (i) shall take into account directions timely received from Participants, former Participants and beneficiaries as being the most indicative of their best interests with respect to the exercise of such voting rights and (ii) shall take into consideration, in addition to any relevant financial factors bearing on any exercise of such voting rights, the continuing job security of Participants as employees of the Company, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and beneficiaries for benefits under the Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

          9.07. Tendering of Shares in American Stock Fund.

          (a) Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of American Common Stock (which, for purposes of this Paragraph 9.07, shall include any rights within the meaning of Paragraph 9.08(a)) held in the American Stock Fund pursuant to any tender offer (as defined herein) except as provided in this Paragraph 9.07. For purposes of this Paragraph 9.07, a "tender offer" shall mean any tender or exchange offer for or request or invitation for tenders or exchanges of shares of American Common Stock the consummation of which would result in any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), or any affiliates or associates thereof, becoming the beneficial owner of 10% or more of the then outstanding shares of American Common Stock and shall include, without limitation, any such tender offer made by or on behalf of American.

          (b) Each Participant, former Participant or beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or beneficiary, as to the tendering, depositing, selling, exchanging or transferring of shares of American Common Stock attributable to his interest in the American Stock Fund pursuant to any tender offer, and the Trustee shall tender, deposit, sell, exchange or transfer such shares (or shall retain such shares in the American Stock Fund) pursuant to such tender offer in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or beneficiary. With respect to shares of American Common Stock held in the American Stock Fund as to which timely written directions have not been received by the Trustee from Participants, former Participants and beneficiaries to whose interests in the American Stock Fund such shares are attributable, such Participants, former Participants and beneficiaries shall be deemed to have directed the Trustee that such shares be retained in the American Stock Fund subject to all provisions of the Plan and the Trust Agreement and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee shall not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. In the event that, under the terms of such tender offer or otherwise, any shares of American Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee shall use its best efforts to solicit the written direction of each Participant, former Participant or beneficiary as to the exercise of withdrawal rights with respect to shares of American Common Stock that have been tendered or deposited pursuant to this Paragraph 9.07, and the Trustee shall exercise (or refrain from exercising) such withdrawal rights in the same manner as shall reflect the last-dated timely written directions received with respect to the exercise of such withdrawal rights. The Trustee shall not withdraw shares except pursuant to a timely written direction of a Participant, former Participant or beneficiary. The Trustee shall combine fractional interests of Participants, former Participants and beneficiaries in shares of American Common Stock held in the American Stock Fund to the extent possible so that such shares are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and beneficiaries in accordance with this Paragraph 9.07. In giving or being deemed to have given directions to the Trustee as provided in this Paragraph 9.07(b), each Participant, former Participant or beneficiary shall be acting as a Named Fiduciary with respect to the tender, deposit, sale, exchange or transfer of shares of American Common Stock (or the retention of such shares in the American Stock Fund) in accordance with such directions pursuant to both the first and second sentences of this Paragraph 9.07(b) and the exercise of (or the refraining from exercising) withdrawal rights with respect to shares of American Common Stock tendered or deposited pursuant to the third sentence of this Paragraph 9.07(b).

          (c) In the event of a tender offer as to which Participants, former Participants and beneficiaries are entitled to give directions as provided in this Paragraph 9.07, the Trustee shall communicate or cause to be communicated to all Participants, former Participants and beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written direction to the Trustee. In the event of such a tender offer, the Trustee shall distribute or cause to be distributed as promptly as possible to all Participants, former Participants and beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of American. The Company and the Retirement Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and beneficiaries and the number of shares of American Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Anything to the contrary in this Paragraph 9.07, the Plan or the Trust Agreement notwithstanding, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or beneficiary with respect to any tender offer and the identity of such Participant, former Participant or beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, American and any other non-participating affiliate of the Company and any director, officer, employee or agent thereof, it being the intent of this Paragraph 9.07 that the Company, American and each other non-participating affiliate of the Company and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or beneficiary with respect to any tender offer.

          (d) In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of American Common Stock held in the American Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange shares of American Common Stock held in the American Stock Fund (or the retention of such shares in the American Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but shall act in accordance with the last-dated timely written directions received from Participants, former Participants and beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of American Common Stock held in the American Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (i) shall take into account directions timely received from Participants, former Participants and beneficiaries as being the most indicative of their best interests with respect to a tender offer and (ii) shall take into consideration, in addition to any relevant financial factors bearing on any sale, exchange or transfer or any exercise of withdrawal rights, the continuing job security of Participants as employees of the Company, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and beneficiaries for benefits under the Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

          (e) The proceeds of any sale, exchange or transfer of shares of American Common Stock pursuant to the direction of a Participant, former Participant or beneficiary in accordance with this Paragraph 9.07 shall be allocated to his Account in the same manner, in the same proportion and as of the same date as were the shares sold, exchanged or transferred and shall be governed by the provisions of this Paragraph 9.07(e) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds shall be deemed to be held in the American Stock Fund and shall be subject to this Paragraph 9.07(e) and the other applicable provisions of the Plan and the Trust Agreement; provided, however, that, to the extent necessary to segregate any return, loss, gain or income on or from such proceeds (or on or from any reinvestment thereof) from any return, loss, gain or income on or from the remainder of the American Stock Fund, the Company or the Retirement Committee shall take or cause to be taken all such action so that (i) such proceeds (and any income or proceeds therefrom) shall be segregated and held by the Trustee in one or more separate investment funds and (ii) appropriate adjustments shall be made from time to time in the amount allocated to the American Stock Fund in the Accounts. Any such separate investment fund shall be otherwise governed by the other applicable provisions of the Plan and the Trust Agreement. Any such proceeds (and any income or proceeds therefrom) shall be invested or reinvested in the same type of instruments and in the same manner as provided in Paragraph 9.03 with respect to the Short-Term Investment Fund and subject to the same provisions in the Plan and the Trust Agreement governing investment and reinvestment of the Short-Term Investment Fund.

          9.08. Exercise of Certain Rights Held in American Stock Fund.

          (a) Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to sell, exercise, exchange or retain any Preferred Share Purchase Rights of American (or any rights issued by American in substitution or replacement therefor) held in the American Stock Fund ("rights") except as provided in this Paragraph 9.08; provided, however, that the sale, retention or taking of any other action relating to rights pursuant to any tender offer shall be governed by the provisions of Paragraph 9.07 and not by the provisions of this Paragraph 9.08; and provided, further, that, in connection with any transfer of shares of American Common Stock held in the American Stock Fund as provided in the Plan or the Trust Agreement, the Trustee shall transfer with such shares any rights that are not then transferable separately from such shares.

          (b) In the event that any rights held in the American Stock Fund shall become transferable separately from the shares of American Common Stock held in the American Stock Fund or shall become exercisable, each Participant, former Participant or beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or beneficiary, to sell, exercise or exchange the rights which are attributable to his interest in the American Stock Fund or to retain such rights in the American Stock Fund, and the Trustee shall sell, exercise, exchange or retain such rights in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or beneficiary; provided, however, in the case of a Participant, former Participant or beneficiary who directs the exercise of such rights, the rights shall be exercised only to the extent cash is available in the Participant's, former Participant's or beneficiary's accounts in the American Stock Fund or cash can be obtained pursuant to paragraph (e) of this Paragraph 9.08. With respect to rights as to which timely written directions have not been received by the Trustee as provided in the preceding sentence, the Trustee shall in its sole discretion sell, exercise, exchange or retain such rights. The Trustee shall combine fractional interests in rights of Participants, former Participants and beneficiaries who have given timely written directions as provided in the first sentence of this Paragraph 9.08(b) to the extent possible so that the rights attributable to their interests in the American Stock Fund are sold, exercised, exchanged or retained in a manner which reflects as accurately as possible the collective directions given by them. In giving directions to the Trustee as provided in this Paragraph 9.08(b), each Participant, former Participant or beneficiary shall be acting as a Named Fiduciary with respect to the sale, exercise, exchange or retention of rights in accordance with such directions.

          (c) In the event that any rights shall become transferable separately from the shares of American Common Stock held in the American Stock Fund or shall become exercisable, the Trustee shall communicate or cause to be communicated to all Participants, former Participants and beneficiaries entitled to give directions with respect thereto as provided in this Paragraph 9.08 the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written directions to the Trustee and shall distribute or cause to be distributed as promptly as possible to such Participants, former Participants and beneficiaries all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company) that are being distributed to holders of such rights and either are directed generally to such holders or relate to such rights, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of American. The Company and the Retirement Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and beneficiaries, the number of rights credited to the accounts of each of them and the amount of cash available in their accounts in the American Stock Fund, upon which the Trustee may conclusively rely. Anything to the contrary in this Paragraph 9.08, the Plan or the Trust Agreement notwithstanding, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or beneficiary with respect to such rights and the identity of such Participant, former Participant or beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, American and any other non-participating affiliate of the Company and any director, officer, employee or agent thereof, it being the intent of this Paragraph 9.08 that the Company, American and each other non-participating affiliate of the Company and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or beneficiary with respect to any rights.

          (d) In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the sale, exercise, exchange or retention of any rights held in the American Stock Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such rights not to be sold, exercised, exchanged or retained in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to sell, exercise, exchange or retain such rights as to which written directions were received from Participants, former Participants and beneficiaries, but shall act with respect to such rights in accordance with the last-dated timely written directions received from Participants, former Participants and beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any discretion or fiduciary responsibility it may have in any circumstances with respect to the sale, exercise, exchange or retention of any rights held in the American Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (i) shall take into account directions timely received from Participants, former Participants and beneficiaries as being the most indicative of their best interests with respect to the sale, exercise, exchange or retention of such rights and (ii) shall take into consideration, in addition to any relevant financial factors bearing on any sale, exercise, exchange or retention of such rights, the continuing job security of Participants as employees of the Company, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and beneficiaries for benefits under the Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

          (e) If practicable and to the extent necessary to exercise rights attributable to the interest of any Participant, former Participant or beneficiary in the American Stock Fund, the Trustee shall sell such portion of the rights attributable to such interest as will enable the Trustee to apply the proceeds therefrom to the exercise of the remaining portion of such rights or the Trustee may obtain cash in such other manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

          (f) The proceeds of any sale, exercise or exchange of rights pursuant to the direction of a Participant, former Participant or beneficiary in accordance with this Paragraph 9.08 shall be allocated to his Account in the same manner, in the same proportion and as of the same date as were the shares to which the sold, exercised or exchanged rights were attributable and shall be governed by the provisions of this Paragraph 9.08(f) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds shall be deemed to be held in the American Stock Fund and shall be subject to this Paragraph 9.08(f) and the other applicable provisions of the Plan and the Trust Agreement; provided, however, that, to the extent necessary to segregate any return, loss, gain or income on or from such proceeds (or on or from any reinvestment thereof) from any return, loss, gain or income on or from the remainder of the American Stock Fund, the Company or the Retirement Committee shall take or cause to be taken all such action so that (i) such proceeds and any income or proceeds therefrom shall be segregated and held by the Trustee in one or more separate investment funds and (ii) appropriate adjustments shall be made from time to time in the amount allocated to the American Stock Fund in the Accounts. Any such separate investment fund shall be otherwise governed by the other applicable provisions of the Plan and the Trust Agreement. Any such proceeds (and any income or proceeds therefrom) shall be invested or reinvested in the same type of instruments and in the same manner as provided in Paragraph 9.03 with respect to the Short-Term Investment Fund and subject to the same provisions of the Plan and the Trust Agreement governing the investment and reinvestment of the Short-Term Investment Fund.

                                   ARTICLE X

                                 ADMINISTRATION


          10.01. Fiduciaries.

          (a) The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and the Trust Agreement or delegated to them by the Company. The Board of Directors of American Brands, Inc. shall have the sole authority to appoint and remove the Trustee and the members of the Trusts Investment Committee of American Brands, Inc. and to amend or terminate, in whole or in part, the Trust. The Board of Directors of the Company shall have the sole authority to amend or terminate, in whole or in part, this Plan and to appoint and remove the members of the Retirement Committee. The Company shall be the Plan administrator for the purposes of ERISA and shall have the responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement, except that the Retirement Committee shall have the sole responsibility for the performance of those administrative duties specifically given it as described in this Plan. The Executive Committee of the Board of Directors of American Brands, Inc. shall have the sole authority to appoint any investment manager. Except to the extent delegated to another investment manager, the Trustee shall have the responsibility for the administration and management of the assets held under the Trust, all as specifically provided in the Trust Agreement. The Trusts Investment Committee of American Brands, Inc. shall have the sole authority to vote proxies with respect to any securities held in the Trust, except for proxies with respect to American Common Stock held in the American Stock Fund.

          (b) Each Fiduciary may rely upon any direction, information, or action of another Fiduciary with respect to matters within the responsibility of such other Fiduciary as being proper under this Plan or any funding instrument and is not required under this Plan or funding instrument to inquire into the propriety of any such direction, information, or action. To the maximum extent permitted by law, it is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. To the maximum extent permitted by ERISA, no other Fiduciary shall be liable for any loss which may result from a decision of an investment manager with respect to Plan assets under its control.

          (c) To the maximum extent permitted by applicable law, the Company shall indemnify the members of the Board of Directors of the Participating Employers, the members of the Retirement Committee, the members of the Board of Directors of American Brands, Inc. and its Executive Committee, the members of the Trusts Investment Committee of American Brands, Inc. and any other employee of the Company who may be delegated responsibility under the Plan and save them and each of them harmless from the effects and consequences of their acts, omissions, and conduct in their official capacity except to the extent that such effects and consequences shall result from their own willful misconduct.

          10.02. Claims Procedure. The Retirement Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Retirement Committee of the claim for benefits under the Plan by a Participant or beneficiary shall be stated in writing by the Retirement Committee and delivered or mailed to the Participant or beneficiary within 90 days after receipt by the Retirement Committee; and such notice shall set forth the specific reasons for the denial. In the event of a denial of a claim, a claimant may notify the Retirement Committee in writing within 60 days after receipt of written denial of the claim that the claimant wishes a review of the denial of the claim and present to the Retirement Committee a written statement of the claimant's position. The Retirement Committee shall act upon such request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after receipt. If the Retirement Committee confirms the denial in whole or in part, the Retirement Committee shall present in a written notice to the claimant the specific reasons for denial and specific references to the Plan provisions on which the decision was based, in a manner calculated to be understood by the claimant.

          10.03. ERISA Compliance. The Company shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' benefits under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

          10.04. Fiduciary Powers. The Retirement Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

          (a) to construe and interpret the Plan, decide all questions of eligibility and determine the manner and time of payment of any benefits hereunder;

          (b)  to  prescribe   procedures  to  be  followed  by  Participants
          or beneficiaries filing applications for benefits;

          (c) to prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

          (d) to receive from the Employers, the Trustee, and Participants such information as shall be necessary for the proper administration of the Plan;

          (e) to prepare such annual reports with respect to the administration of the Plan as are reasonable and appropriate; to submit annually to the Board of Directors of the Company a report showing in reasonable detail the assets of the Plan and giving a brief account of the operation of the Plan for the preceding Plan Year;

          (f) to receive, review, and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust;

          (g)  to direct the Trustee with respect to the payment of benefits;
          and

          (h) to employ agents, attorneys, accountants, or other persons (who also may be employed by any Employer or the Trustee), and to allocate or delegate to them such powers, rights, and duties as the Retirement Committee may consider necessary or advisable to properly carry out the administration of the Plan, including maintaining the accounts of Participants,
          provided  that  such   allocation  or   delegation,   and  the
          acceptance thereof by such agents, attorneys, accountants, or other persons, shall be in writing.

          10.05. Administrative Rules. The Company and the Retirement Committee may adopt such rules as they deem necessary, desirable or appropriate. All rules and decisions shall be uniformly and consistently applied to all Participants in similar instances. When making a determination or calculation, the Company or the Retirement Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, an Employer or the legal counsel of an Employer.

          10.06. Committee Procedures. The Retirement Committee may act at a meeting or in writing without a meeting. The Retirement Committee shall elect one of its members as chairman, and appoint a secretary, who may or may not be a Committee member. The secretary shall keep a record of all meetings and forward all necessary communications to the Company. The Retirement Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Retirement Committee shall be made by the vote of the majority including actions in writing taken without a meeting.

          10.07 Plan Expenses. All reasonable expenses in connection with the administration of the Plan, including fees of the Trustee and its counsel or agents, expenses incident to investments of the Trust and any federal, state or other taxes levied against the Trust, fees of accountants, actuaries, attorneys, and investment managers and any other proper expenses of administering the Plan as determined by the Retirement Committee, shall be paid from the Trust; provided, however, that the Company may pay such expenses directly.


                                   ARTICLE XI

                           AMENDMENTS AND TERMINATION


          11.01. Reserved Powers. The Company shall have the power at any time and from time to time to amend, replace or terminate, in whole or in part, this Plan; provided, however, that no amendment, under any circumstances, may be adopted, the effect of which would be: (a) to revest in any Employer any interest in the assets of the Plan or any part thereof, or (b) to decrease, either directly or indirectly, the accrued benefit of any Participant (except as permitted by Code Section 411(d)(6) and applicable regulations and rulings); except that amendments may be so made if, in the opinion of counsel for the Company, such action is necessary to qualify, or maintain the qualification of, this Plan under the provisions of Section 401 of the Code. Notwithstanding any other provision of this Plan, each Participating Employer reserves the right to completely discontinue its contributions hereunder and its participation in this Plan at any time.

          11.02. Vesting on Plan Termination. Upon the complete discontinuance of contributions under the Plan by all Participating Employers, and regardless of any formal corporate action, or upon the complete termination of the Plan, all Participants shall have a nonforfeitable, 100% vested interest in their Account balance. Upon a partial termination of the Plan by operation of law, the foregoing sentence of this Paragraph 11.02 shall apply to the Participants with respect to whom the Plan is being terminated.

          11.03. Plan Merger. In the case of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other plan, provision shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

          11.04. Successor Employer. In the event of the disposition of an operating unit by the Company or another Participating Employer whereby a successor person, firm or company shall continue to carry on all or a substantial part of its business, and such successor shall elect to carry on the provisions of this Plan in such manner as is satisfactory to the Company, the Company may cause the assets of the Plan allocable to the Employees of such operating unit to be transferred to the successor funding agent. In the absence of such a transfer, distribution may be made with respect to such Employees as if the date of disposition constituted the Settlement Date of each such Employee.

                                  ARTICLE XII

                                 MISCELLANEOUS


          12.01. Interest Non-Transferable. Except as may be required by a qualified domestic relations order, benefits under this Plan shall not in any way be subject to the debts or other obligations of any Participant, former Participant or beneficiary, and may not be voluntarily or involuntarily sold, transferred or assigned.

          12.02. Action by Participating Employers. Any action by the Company or other Participating Employer regarding participation in or amendment or termination of this Plan shall be evidenced by a resolution of its board of directors (or an authorized committee of such board) certified by its secretary or assistant secretary under its corporate seal, or by written instrument executed by any person or persons, including the Retirement Committee, authorized by its board of directors (or any authorized committee of such board) or stockholders to take such action. All actions taken in administration of this Plan shall be taken by the appropriate officers of the Company or other employees of the Company authorized to take such actions by such officers.

          12.03. Exclusive Benefit. The Participating Employers shall have no right, title or interest in the assets of the Trust, nor will any part of the assets of the Trust at any time revert to any Participating Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries, or for defraying Plan expenses, except as follows:

          (a) If the Internal Revenue Service initially determines that the Plan, as applied to any Participating Employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Internal Revenue Code, the assets of the Trust attributable to contributions made by that Participating Employer under the Plan shall be returned to that Employer within one year of the date of denial of qualification of the Plan as applied to that Participating Employer.

          (b) If a contribution or a portion of a contribution is made by a Participating Employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed to the Trust by that Employer and, after having been reduced by any losses of the Trust attributable thereto, shall be returned to that Participating Employer within one year of the date the amount is paid to the Trust.

          (c) Each contribution made by a Participating Employer is conditioned upon the continued qualification of the Plan and the deductibility of such contribution as an expense for federal income tax purposes and, therefore, to the extent that a contribution is made by a Participating Employer to the Plan for a period for which the Plan is not a qualified plan or the deduction for a contribution made by a Participating Employer is disallowed, then such contribution, or portion of a contribution, after having been reduced by any losses of the Trust attributable thereto shall be returned to that Participating Employer within one year of the date of determination of the nonqualified status of the Plan or the date of disallowance of the deduction.

          12.04. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

          12.05. Right to Discharge. Every Employee and Participant shall be subject to dismissal from the service of every and all Employers to the same extent as if this Plan had never been created.

          12.06. Absence of Guaranty. No Employer in any way guarantees the Trust against loss or depreciation. The liability of the Trustee or the Company to make any payment or distribution under the Plan is limited to the available assets of the Trust.

          12.07. Headings. The headings of Articles and Paragraphs are included solely for convenience of reference and are not intended in any way to modify or otherwise to affect the text of the Plan.

                                  ARTICLE XIII

                                TOP-HEAVY RULES

          13.01. Top-Heavy Determination.

          (a) The Plan is top-heavy for a Plan Year if:

         (i) the top-heavy ratio for the Plan exceeds 60% and the Plan is not part of a required aggregation group or a permissive aggregation group;

        (ii) the Plan is part of a required aggregation group, but not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds 60%; or

       (iii) the Plan is part of a required aggregation group and part of a permissive aggregation group and the top-heavy ratio for every permissive aggregation group exceeds 60%.

          (b) The top-heavy ratio is a fraction:

         (i) the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plan or plans for all key employees (including any part of the accrued benefit distributed in the 5-year period ending on the determination date(s)) and the sum of account balances under the aggregate defined contribution plan or plans for all key employees as of the determination date(s); and

        (ii) the denominator of which is the sum of the present values of accrued benefits under the aggregate defined benefit plan or plans (including any part of the accrued benefit distributed in the 5-year period ending on the determination date(s)) for all Participants and the sum of the account balances under the aggregate defined contribution plan or plans for all Participants as of the determination date(s).

Both the numerator and the denominator are determined in accordance with Section 416 of the Code and the applicable regulations. The account balances under a defined contribution plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance made in the 5-year period ending on the determination date. The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the applicable regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits will be disregarded if the
Participant:

         (i)  is not a key employee but was a key employee in a prior year; or

        (ii) has not been credited with at least one Hour of Service with any Employer at any time during the 5-year period ending on the determination date.

The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with
Section 416 of the Code and the applicable regulations. Proportional subsidies and nondeductible employee contributions are ignored in computing the top-heavy ratio. Nonproportional subsidies are considered in computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated using the determination dates that fall within the same calendar year.

          (c) A required aggregation group consists of:

         (i) each qualified plan of an Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

        (ii) any other qualified plan of an Employer which enables a plan described in subparagraph (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (d) A permissive aggregation group consists of:

         (i)  the required aggregation group; and

        (ii) any other plan or plans of the Employers which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (e) A key employee is any Employee or former Employee (and the Beneficiaries of an Employee) who at any time during the determination period was:

         (i) an officer of an Employer with annual compensation exceeding 50% of the dollar limitation under Section 415(b)(1)(A) of the Code;

        (ii) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in an Employer if the individual's annual compensation exceeds the dollar limitation;

       (iii)  a 5-percent owner of an Employer; or

        (iv) a 1-percent owner of an Employer with annual compensation exceeding $150,000.

          (f) A non-key employee is an Employee who is not a key employee, including an Employee who is a former key employee.

          (g)  The  determination   period  is  the  Plan  Year  containing  the
determination date and the four preceding Plan Years.

          (h) For the first Plan Year, December 31, 1988 is the determination date and the valuation date. For any other Plan Year, the last day of the preceding Plan Year is the determination date and the valuation date.

          (i) Solely for determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy the accrued benefit of an Employee other than a key employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the group, or (ii) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          13.02. Minimum Contributions. Notwithstanding Paragraph 4.01 for any Plan Year for which the Plan is top-heavy, each Employer shall make such additional contributions as shall be necessary to provide contributions for each Covered Employee eligible to participate under Paragraph 2.01 who is not a key employee equal to 3% of that Participant's Compensation. The minimum contribution under this Paragraph applies even though under other Plan provisions the Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because:

        (i) the individual failed to complete 1,000 Hours of Service;

       (ii) the individual failed to make mandatory contributions to the Plan;
            or

      (iii) the individual's Compensation is less than a stated amount.

          13.03. Special Annual Additions Limitation. In any Plan Year for which the Plan is top-heavy, the fraction 1.0 shall be used in place of the fraction
1.25 in applying the limitations in Paragraph 4.03 to a Participant who has also participated in a qualified defined benefit plan of an Employer.